Blue Sphere Corporation 8-K/A

Exhibit 99.1

FINANCIAL STATEMENTS

FUTURIS PAPIA S.p.A.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

IN U.S. DOLLARS

F-1

 INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Futuris Papia S.p.A.

We have audited the accompanying financial statements of Futuris Papia S.p.A. which comprise the statements of financial position as of December 31, 2016 and 2015, and the related statements of operations, statements of comprehensive loss, statements of changes in shareholders’ equity, and statements of cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futuris Papia S.p.A. as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE S.p.A.

Andrea Restelli

Partner

Milan, Italy

November 16, 2017

F-2

FUTURIS PAPIA S.p.A.

 BALANCE SHEETS

(U.S. dollars in thousands)

	December 31, 2016	December 31, 2015
Assets
CURRENT ASSETS:
Cash and cash equivalents	$108	$312
Inventory	40	63
Trade receivables	504	526
Other current assets	440	257
Total current assets	1,092	1,158

PROPERTY, PLANT AND EQUIPMENT, net	1,783	2,020

Total assets	$2,875	$3,178

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Current maturities of long-term bank loans	$190	$200
Accounts payables	277	308
Other accounts payables	207	209
Total current liabilities	674	717

LOAN FROM SHAREHOLDERS	823	823

ASSET RETIREMENT OBLIGATION	34	31

LONG TERM BANK LOAN, NET OF CURRENT MATURITIES	1,177	1,352

LONG TERM LOANS AND LIABILITIES	2,034	2,206

COMMITMENTS AND CONTINGENCIES (Note ___)

TOTAL LIABILITIES	2,708	2,923

STOCKHOLDERS’ EQUITY:
Share Capital:
Share Capital Authorized: 100,000 Euro at December 31, 2016 and 2015. Issued and outstanding: 100,000 Euro at December 31, 2016 and December 31, 2015, respectively.	118	118
Additional paid-in capital	642	642
Accumulated Other Comprehensive Income and other reserves	(71)	(66)
Accumulated deficit	(522)	(439)
Total Stockholders’ Equity	167	255
Total Liabilities and Stockholders’ Equity	$2,875	$3,178

The accompanying notes are an integral part of the financial statements.

F-3

FUTURIS PAPIA S.p.A.

STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

	Year ended
	December 31, 2016	December 31, 2015
Revenue	$2,057	$2,311

Cost of revenues	1,853	1,858

GROSS PROFIT	204	453

General and administration expenses	227	188

OPERATING INCOME (LOSS)	(23)	265

Financial Expense, net	(75)	(149)

Capital loss from disposal of property, plant and equipment	(4)	—

NET INCOME (LOSS) BEFORE INCOME TAXES	(102)	116

Income Taxes	(24)	59

NET INCOME (LOSS)	$(78)	$57

The accompanying notes are an integral part of the financial statements.

F-4

FUTURIS PAPIA S.p.A.

STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(U.S. dollars in thousands)

	Year ended
	December 31, 2016	December 31, 2015

NET INCOME (LOSS)	$(78)	$57
Other comprehensive loss, net of tax:

Currency translation adjustments	(10)	(33)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(88)	$24

The accompanying notes are an integral part of the condensed financial statements.

F-5

FUTURIS PAPIA S.p.A.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands)

	Capital Share	Accumulated Other Comprehensive Income and other reserves	Additional Paid- in Capital	Accumulated Deficit	Total Stockholders’ Equity
BALANCE AT DECEMBER 31, 2014	$118	$(34)	$642	$(495)	$231
Legal Reserve	—	1	—	(1)	—
Comprehensive Income (loss)	—	(33)	—	57	24
BALANCE AT DECEMBER 31, 2015	$118	(66)	$642	(439)	$255
Legal Reserve	—	5	—	(5)	—
Comprehensive Income (loss)	—	(10)	—	(78)	(88)
BALANCE AT DECEMBER 31, 2016	$118	(71)	$642	$(522)	$167

F-6

FUTURIS PAPIA S.p.A.

 STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended
	December 31, 2016	December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(78)	$57
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	175	177
Capital loss from disposal of property, plant and equipment	4	—
Expenses in respect of and loans	(4)	184
Decrease (increase) in inventory	22	(1)
Decrease in trade receivables	4	165
Increase in other current assets	(178)	(176)
Increase in accounts payables	(22)	(87)
Increase in other account payables	(19)	(84)
Increase in Asset Retirement Obligation	3	2
Net cash used in operating activities	(93)	237
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Bank loans	(136)	(212)
Proceeds from Shareholders loans	30	—
Repayment of Shareholders loans	—	(846)
Net cash provided by financing activities	(106)	(1,058)
DECREASE IN CASH AND CASH EQUIVALENTS	(199)	(821)
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH BALANCES IN FOREIGN CURRENCIES	(5)	(120)
NET DECREASE IN CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	(204)	(941)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	312	1,253
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$108	$312
NON-CASH TRANSACTION:
Increase in other reserve	$5	$1
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$12
Interest	$80	$87

The accompanying notes are an integral part of the financial statements.

F-7

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 – GENERAL

a.	General

FUTURIS PAPIA S.p.A. (the “Company”), is focused on clean energy production and waste to energy markets. The Company is organized under the laws of Italy on December 11, 2009 and was registered with the Companies Register of Udine on December 17, 2009. The Company owns and operates a 995 Kw plant for the production of electricity from vegetal oil located in Udine, Italy. In 2017 the Company was converted into Futuris Papia S.p.A., a joint stock company organized under the laws of Italy. The Company is mainly engaged in the sale of electricity production to Gestore dei Servizi Energetici S.p.A. (“GSE”), a state-owned company, pursuant to the Company’s power purchase agreement with GSE.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a.	Functional currency

The functional currency of the company is Euro. Accordingly, all monetary assets, liabilities, expenses and equity earnings are translated into U.S. dollars at the exchange rates in effect at the reporting date. The foreign currency translation adjustments are included as a component in the stockholders’ Equity in the accompanying balance sheet as a component of Accumulated Other Comprehensive Loss and Other Reserves.

b.	Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and includes the accounts of the Company.

F-8

 FUTURIS PAPIA S.p.A.

 NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

c.	Cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposit (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

d.	Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value. The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company recognizes transfers among Level 1, Level 2 and Level 3 classifications as of the actual date of the events or change in circumstances that caused the transfers.

The Company’s financial instruments, including cash equivalents and interest rate swap contracts have carrying amounts which approximate fair value due to the short-term maturity of these instruments.

e.	Inventory

Inventory is valued at the lower of cost or net realizable value. Cost of raw and prepaid inventory are determined predominantly on the first in first out method.

f.	Trade receivables

Trade receivables are stated at their net realizable value. The allowance against gross trade receivable reflects the best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. As of December 31, 2016, and December 31, 2015 was zero. Trade receivables are written off after all reasonable means to collect the full amount have been exhausted.

F-9

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

g.	Property, plant and equipment

Property, plant and equipment of the Company’s plant that are used for the production of electricity from vegetal oil located in Udine, Italy are stated at cost, less accumulated depreciation. Assets are depreciated using the straight-line method over the shorter of their estimated useful lives or the remainder of term of the land lease. Annual rates of depreciation are as follows:

%
Power plant	7
Other assets	20

F-10

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

h. Derivatives and hedging

The Company carries out transaction involving derivative financial instrument. The derivative financial instrument is an interest rate swap contract that is designed to hedge the Company’s interest rate exposure. The Company does not enter into derivative transactions for trading purposes. This derivative instrument is recognized on the balance sheet at its fair value, with changes in the fair value recognized as a component of financial expenses—net in the statements of income.

i.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. On an on-going basis, management evaluates its estimates, judgments and assumptions. These estimates are based available as of the date of the financial statements; therefore, actual results could differ from management’s estimates.

j.	Income taxes

The Company account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Company’s financial statements or in the Company’s tax returns. Estimates and judgments occur in the calculation of certain tax liabilities and in the determination of the recoverability of certain deferred income tax assets, which arise from temporary differences and carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. Management regularly assess the likelihood that deferred tax assets will be recovered from future taxable income and, to the extent that management believe, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized, a valuation allowance is established through an adjustment to income tax expense. The factors used to assess the likelihood of realization of the Company’s deferred tax assets include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Assumptions represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. The Company account for uncertainty in income taxes recognized in the Company’s financial statements by regularly reviewing the Company’s tax positions and benefits to be realized. The Company’s recognize tax liabilities based upon management’s estimate of whether, and the extent to which, additional taxes will be due when such estimates are more-likely-than-not to be sustained. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by taxing authorities. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

k.	Comprehensive loss

Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting equity that under US GAAP are excluded from net income (loss). For the Company, such items consist of translation adjustments.

F-11

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

l.	Revenues from Services

The Company recognizes revenues from the sale of electricity and thermal gas when persuasive evidence of an arrangement exists, production has occurred, the selling price is fixed or determinable and collectability is reasonably assured. This generally occurs when the electricity and the thermal gas were produced and transferred to the customers.

m.	Cost

The operating and other expenses are charged to income as incurred.

n.	Contingencies

The Company is involved in various commercial and other legal proceedings that arise from time to time in the ordinary course of business. Except for income tax contingencies or contingent consideration or other contingent liabilities incurred or acquired in a business combination, the Company records accruals for these types of contingencies to the extent that Company concludes their occurrence is probable and that the related liabilities are reasonably estimated. When accruing these costs, the Company will recognize an accrual in the amount within a range of loss that is the best estimate within the range. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs are expensed as incurred. Contingent consideration and other contingent liabilities incurred or acquired in a business combination are recorded at a probability weighted assessment of their fair value and monitored on an ongoing basis for changes in that value.

F-12

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

o.	Newly issued accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The new revenue recognition standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, or ASU 2015-14. This amendment defers the effective date of the previously issued Accounting Standards Update ASU 2014-09, until the interim and annual reporting periods beginning after December 15, 2017. Earlier application is permitted for interim and annual reporting periods beginning after December 15, 2016.

In August 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting . This ASU adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company does not expect this update will have a material impact on the presentation of the Company’s financial position, results of operations and cash flows.

In November 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not expect this update will have a material impact on the presentation of the Company’s financial position, results of operations and cash flows.

F-13

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 3 – FAIR VALUE MEASUREMENT

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows (in thousands):

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Liabilities:
Interest rate swap contract	$55	$—	$—	$55
Total liabilities	$55	$—	$—	$55

	Balance as of December 31, 2015,
	Level 1	Level 2	Level 3	Total
Liabilities:
Interest rate swap contract	$62	$—	$—	$62
Total liabilities	$62	$—	$—	$62

F-14

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 4 – INVENTORY

Inventory, net of reserves consisted of the following:

	December 31,
	2016	2015
	(U.S. $ in thousands)
Vegetal oil	$34	$55
Prepaid vegetal oil	6	8
	$40	$63

F-15

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, net

Property, plant and equipment, net, consisted of the following:

	December 31,
	2016	2015
	(U.S. $ in millions)
Digester, machinery and equipment	$2,546	$2,634
Other assets	5	10

	2,551	2,644
Less—accumulated depreciation	768	624

	$1,783	$2,020

Depreciation expenses were $175 and $177 in the years ended December 31, 2016 and 2015, respectively. During the year ended December 31, 2016, the Company had impairments of other assets in the amount of $4.

NOTE 6 – ASSET RETIREMENT OBLIGATIONS

The total future asset retirement obligation is estimated by management based on the estimated costs to reclaim and abandon the Company’s facilities and the estimated timing of the costs to be incurred in future periods. At December 31, 2016 and 2015, the Company estimated the undiscounted cash flows related to asset retirement obligation to total approximately $62. The actual costs to settle the obligation are expected to occur in approximately 18 years. Through December 31, 2016, the Company established an asset retirement obligation of $25 for the plant built by the Company, which was capitalized to the properties. The fair value of the liability at December 31, 2016 and 2015 is estimated to be $34 and $31, respectively, using a credit adjusted risk-free rate of 7 percent. Total accretion expense on the asset retirement obligation was $3 and $2 for the years ended December 31, 2016 and 2015, respectively.

Changes to the asset retirement obligation for the years ended December 31, 2016 and 2015 were as follows:

	December 31, 2016	December 31, 2015

Balance, beginning of period	$31	$29
Accretion expense	3	2
Balance, end of period	$34	$31

NOTE 7 – LOAN FROM SHAREHOLDERS.

	Interest rate as of December 31, 2016	December 31, 2016	December 31, 2015
Loans from shareholders (1)	0	$823	$823

(1)

On February 22, 2011 the Company entered into an interest-bearing loan in the amount of 2 Million Euro with the shareholders of the Company. The loan carried an annual interest of 3 months Euribor and additional spread of 3.8%. On January 1, 2015 the parties amended the loan to a non-interest-bearing loan. The loan has no repayment date. In 2015 the Company repaid a principal in the amount of $846 and in received an amount of $29 in 2016.

F-16

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 8 – LONG TERM BANK LOAN

Long-term bank loans and liabilities consisted of the following:

	Interest rate as of December 31, 2016	December 31, 2016	December 31, 2015
Loans from and Cassa di Risparmio di Parma e Piacenza S.p.A. (1)	3.682%	$1,326	$1,507
Interest rate swap contract (2)	1.44%	55	62
Total Long-term loans and liabilities		$1,381	$1,569

Less: current maturities of Bank Loans and Interest rate swap contract	3.682%	190	200
Less: loan issuance cost (*)		14	17
		$1,177	$1,352

(*) In accordance with FASB guidance, effective January 1, 2016, long-term debt is presented net of related debt issuance costs. Prior periods were adjusted to conform with the guidance.

(1)

Represents the remaining balance of loans from Cassa di Risparmio di Parma e Piacenza S.p.A. that are due on April 23, 2025 and carry an annual interest of 3 months Euribor and a spread of 4%. One of the Long loan with an original loan amount of 1,050 Euro was guaranteed by a former share holder of the Company. The Bank loans as of December 31, 2016 and 2015 are effectively denominated in euro. The Bank loan agreements contain restrictive covenants, mainly the requirement to maintain certain financial ratios. As of December 31, 2016, the Company met all covenants. In addition, the Company have undertaken to assign all its receivables in favor of Cassa di Risparmio di Parma e Piacenza S.p.A. and to fulfill other restrictions, as stipulated by the agreements.

The required annual principal payments of long-term debt as of December 31, 2016, are as follows:

December 31, 2016

2017	$165
2018	136
2019	142
2020	149
2021 and thereafter	734

$1326

(2)

Represents the fair market value of an interest rate swap contract as of December 31, 2016 and 2015. Pursuant to the contract the Company will pay or receive the difference between an annual fixed rate of 1.44% and a 3 months Euribor rate for the duration of the contract, which will expire at October 23, 2019.

F-17

FUTURIS PAPIA S.p.A

NOTES TO FINANCIAL STATEMENTS

 (U.S. dollars in thousands U.S. dollars in thousands)

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company leases the real property from in the Pavia di Udine used for the operation of its Facility. The parties of this lease are SegatiFriuli di Palazzolo Aldo & C. S.a.s. (the “Lessor”), Segati Friuli S.r.l., a former shareholder of the Company (“Segati”) and the Company. The lease is for a period of 17 years beginning on December 28, 2009, and includes a subsequent renewal terms of 6 years. The minimum annual payments under the operating leases is approximately $24. The Company has the right to terminate the lease if the supply agreement of thermal energy with Segati Friuli S.r.l. is terminated.

On December 28, 2009, The Company entered into a thermal energy supply agreement with Segati supply thermal energy, up to a maximum of 720kWt, in the form of diathermic oil and hot water in consideration of 2.5-3.5 cent per kWt. The duration of the agreement is fifteen years, commencing from the commercial operational of the Company’s facility. The company recorded revenues of $62 in 2016 and $74 in 2015 from the sale of thermal energy to Segati Friuli S.r.l.

On February 22, 2011 the Company entered into an interest-bearing loan in the amount of approximately $2.4 Million with the shareholders of the Company. The loan carried an annual interest of 3 months Euribor and additional spread of 3.8%. On January 1, 2015 the parties amended the loan to a non-interest-bearing loan. In 2015 the Company repaid a principal in the amount of $846 and in received an amount of $29 in 2016.

On June 22, 2011 the Company entered into a 3 years’ service agreement with Futuris S.p.A (“Futuris”), a former shareholder of the Company, whereas Futuris will provide administrative, financial management, relationship management, chain supply management and technical supervisory services to the Company. The consideration was composed from a monthly retainer and additional variable payment which was based on the Revenue and raw material purchases. On January 9, 2016 the Company entered into an annual service agreement with Futuris, whereas Futuris will provide administrative and financial management to the Company in in consideration of an annual payment of approximately $30.

On November 15, 2011 the Company entered into a 3 years’ service agreement with Segati, a former shareholder of the Company, whereas Futuris will provide administrative and management services of the plant to the Company in consideration of a quarterly payment of $8. The agreement shall be automatically terminated in the event the aforesaid lease agreement is terminated.

Commencing 2010, the Company elected to consolidate its IRES tax liability or credit with Futuris in accordance with the Italian law. The consolidation allowed the determination of a single IRES taxable base comprised of the taxable income and losses of each of the participating entities. The Italian law permits to carry forwarded the consolidated losses and use them against future consolidated taxable income. The taxable basis determined by each company participating in the tax consolidation arrangement is included in its entirety. No apportionment is made in relation to the percentage of control. Therefore, the Company receives credit from Futuris for tax losses that were generated by the Company and used by Futuris and charged back for income taxes that were generated by the Company and paid by Futuris.

F-18

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

 (U.S. dollars in thousands)

NOTE 10 – CONTINGENT AND COMMITMENTS

Claims:

From time to time the Company may be a party to commercial and litigation matters involving claims against the Company. None of the Company’s directors, officers, nonconsolidated affiliates, or any owner of record or beneficially of more than five percent of the Company’s Common Stock, is involved in a material proceeding adverse to the Company and its subsidiaries or has a material interest adverse to the Company or its subsidiaries. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. In management’s opinion, there are no current matters that would have a material effect on the Company’s financial position or results of operations and no contingent liabilities requiring accrual as of December 31, 2016.

Operating leases:

The Company leases the real property from in the Pavia di Udine used for the operation of its Facility. The parties of this lease are SegatiFriuli di Palazzolo Aldo & C. S.a.s. (the “Lessor”), Segati Friuli S.r.l., a former shareholder of the Company and the Company. The lease is for a period of 17 years beginning on December 28, 2009, and includes a subsequent renewal terms of 6 years. As of December 31, 2016, minimum annual future payments under the operating leases of the land for periods in excess of one year were as follows: 2017—$21; 2018—$21; 2019—$21; 2020—$21; 2021—$21 ; 2022 and thereafter—$21. The lease fees expensed in each of the years ended December 31, 2016, 2015 and 2014 were $22, $22 and $22, respectively. The Company has the right to terminate the lease if the supply agreement of thermal energy with Segati Friuli S.r.l. is terminated.

NOTE 11 – REVENUE

Revenue consisted of the following:

	Year ended	Year ended
	December 31, 2016	December 31, 2015
Sale of electricity to GSE	$1,809	$2,143
Sale of thermal energy to Segati	62	74
Other	186	94
Total	$2,057	$2,311

 NOTE 12 – COST OF REVENUES

Operating expenses consisted of the following:

	Year ended	Year ended
	December 31, 2016	December 31, 2015
Raw materials	$1,423	$1,483
Changes in inventory	23	(6)
O&M Services	198	159
Depreciation	173	174
Lease	23	24
Other	13	24
Total	$1,853	$1,858

F-19

FUTURIS PAPIA S.p.A.

NOTES TO FINANCIAL STATEMENTS

 (U.S. dollars in thousands)

NOTE 13 – GENERAL AND ADMINISTRATION EXPENSES

Operating expenses consisted of the following:

	Year ended	Year ended
	December 31, 2016	December 31, 2015
Legal and other professional	$73	$27
Administration	80	33
Management fees	28	55
Amortization	2	3
Insurance	24	17
Other	20	53
Total	$227	$188

NOTE 14 – INCOME TAXES

Income taxes consisted of the following:

	Year ended	Year ended
	December 31, 2016	December 31, 2015
IRES	$(24)	$47
IRAP	—	12
Total income taxes	$(24)	$59

Italian corporations are subject to corporate income tax, known as imposta sul reddito sulle società (“IRES”) and to a regional production tax, known as imposta regionale sulle attività produttive (“IRAP”). The IRES tax rate was 27.5% in the year 2015 and 2016. The IRES tax rate will decrease to 24% From 2017. The IRAP tax rate was 3.9% in the year 2015 through to date.

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Commencing 2010, the Company elected to consolidate its IRES tax liability or credit with Futuris in accordance with the Italian law. The consolidation allows the determination of a single IRES taxable base comprised of the taxable income and losses of each of the participating entities. The Italian law permits to carry forwarded the consolidated losses and use them against future consolidated taxable income.

The taxable basis determined by each company participating in the tax consolidation arrangement is included in its entirety. No apportionment is made in relation to the percentage of control. Therefore, the Company receives credit from Futuris for tax losses that were generated by the Company and used by Futuris and charged back for income taxes that were generated by the Company and paid by Futuris.

As of the December 31. 2016 the Company owed Futuris $111 for IRES payments for 2013 through which were offset by IRES credits in the amount of $51 for 2010, 2011, 2012 and 2016. As of the December 31, 2015 the Company owed Futuris $92 for IRES payments for 2013 through 2015 which were offset by IRES credits in the amount of $29 for 2010 through 2012.

Reconciliation between the theoretical tax expense for IRES purposes, assuming all income is taxed at the statutory tax rate applicable to income of the Company and the actual tax expense as reported in the Statement of Operations, is as follows:

	Year ended December 31,
	2016	2015
Income (Loss) before taxes, as reported in the statements of operations	$(102)	$116

IRES statutory rate	27.5%	27.5%

Theoretical tax liability (benefit) on the above amount at IRES statutory tax rate	(28)	32

Adjustment for tax purposes	8	3

Items for which were not accounted for IRES purposes	(4)	12

Actual tax expense	(24)	47

F-20